Exhibit 23.05
                                         _____________

INDEPENDENT
MINING CONSULTANTS, INC.



                                    February 11, 1994



P.Y. ALatieF Freeport Finance Company B.V.
Building "Coolse Poort"
Coolsingel 139 (9th Floor)
3012 AG Rotterdam
The Netherlands

Freeport-McMoRan Copper & Gold Inc.
First Interstate Bank Building
One East First Street, Suite 1600
Reno, Nevada  89501

Dear Sirs:

         We refer to the proposed Prospectus forming part of the Registration Statement on Form S-3 of P.T.
ALatieF Freeport Finance Company B.V. and Freeport-
McMoRan Copper and Gold Inc. to be filed with the Securities and Exchange Commission.

         We consent to the references to our firm in such prospectus under the captions "Prospectus
Summary", "Business of FCX - Ore Reserves of PT-FI" and "Experts". We also consent to the use of the summaries of our report under the captions "Prospectus
Summary" and "Business of FCX - Ore Reserves of PT-FI".

                           Sincerely,

                           /s/ John M. Marek

                           John M. Marek
                           President